UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

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On September 23, 2020, Neil Bluhm, the Chairman and Co-Founder of Rush Street Interactive, LP (“RSI”) participated in an interview with CNBC reporter Leslie Picker. During the interview, Mr. Bluhm discussed RSI’s proposed business combination (the “Business Combination”) with dMY Technology Group, Inc. (the “Company”). A transcript of the interview is produced below.

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Leslie Picker, CNBC:

Moving on, a rare interview. Real estate developer, casino owner, and billionaire investor Neil Bluhm joins us now in a CNBC exclusive. His company Rush Street Interactive going public via SPAC, that announcement earlier this year with a valuation near two billion dollars. Neil, thanks for joining us. You know, we’ve talked a lot about the SPAC route versus the strategic acquisition route versus the traditional method to going public. Why did you choose the SPAC route to become a public company?

Neil Bluhm, Rush Street Interactive:

Well, we thought the SPAC would give us quicker access with less things we had to worry about. And we hope to get public later this year which we couldn’t have done as fast otherwise if we had just done an initial IPO.

Leslie Picker, CNBC:

And quicker access, why was that necessary? Is it the capital itself, is it the competition with DraftKings when you saw what they were doing with the reverse merger?

Neil Bluhm, Rush Street Interactive:

Well, it, part of it is the capital, so let me explain. We started our business, Rush Street Interactive, we call it RSI, seven years ago. We had developed regional casinos, we were a leading developer of that. That business was very good of course until COVID arrived. Then we opened up recently but were closed down like everyone else for a long time. But the best opportunity we saw seven years ago was internet gaming. Now, internet gaming really involves two different features. Sport betting which you all know about, you hear about all the time. But there’s a second business, which is online casino, where you offer slots, table games, blackjack on the internet. This may surprise you, but the predictions are that the online casino market will ultimately be almost 50% bigger than sport betting. And we have the number one market share for online casino revenue in the United States. Most states started with sport betting, but they’re now considering online casinos because the states need more revenue, and they realize the growth of online entertainment at home. Also, states that allow both have found so far that the casino revenue far exceeds the sport betting revenue. Also, the customers are different. Sport betting appeals largely to males. Online casino is 50 percent female. We’re currently operating online in five states, and those are major states: Pennsylvania which does have online casino, New York which is only retail, so we’re not online yet. Illinois which is just sport betting and New Jersey which is both.

Leslie Picker, CNBC:

So, you –

Neil Bluhm, Rush Street Interactive:

We expect –

Leslie Picker, CNBC:

Oh apologies, apologies Neil, ‘cause you bring up a really important point which is the fact that amid this crisis, states are, you know, becoming increasingly strapped for revenue, turning more toward new sources, potentially opening the door for online gaming, online sports betting. What are you hearing on the regulatory front? You’re operating in five states. What’s the future look like with regard to improving the regulatory picture for Rush Street Interactive amid the rest of the country?

Neil Bluhm, Rush Street Interactive:

Well, we’re seeing it — we’re seeing many states that had not considered online casino, but are only allowing sport betting to start thinking about permitting online casino and some of the new states coming on are allowing — are likely to allow online casino. For example, Michigan, which should be legalized maybe by the end of the year or early next year, is going to allow both online casino and online sport betting. Pennsylvania allows both, and New Jersey allows both.

David Faber, CNBC:

Mr. Bluhm, it’s David Faber. I’m just curious, you know, when it comes to what is now your significant market share in this online gaming area, I wonder though, what keeps competitors from coming at you? What sort of, is your, so to speak, moat, if you have one at all?

Neil Bluhm, Rush Street Interactive:

Well, look, we have competitors coming after us. We come after them. It’s a very competitive field. But number one, we think that our platform is well designed, which we build ourselves, to penetrate strongly into the online casino side. Remember, we have been building and operating casinos which didn’t allow sport betting for many years. And most importantly is that we appeal to women and half of our customers are women, and as you know, the women represent slightly more than half of the people, and they control a lot of wealth, and so we think we’re well positioned to grow very rapidly in what is really a better business than the sport betting because people spend more time on online casino than they do on sport betting.

David Faber, CNBC:

Yeah. And even when we have a return to normalcy and people can feel more comfortable going in person to do these things, do you believe that you will continue to see this level of activity or a greater level of activity?

Neil Bluhm, Rush Street Interactive:

Well, I think it’s going to continue to grow. Obviously, there will be less need to necessarily do something on the internet when you can go on site, but the casinos have opened for the last two or three months, and people have that option and business has been pretty good at the casinos as I mentioned, relatively speaking, not as good as last year, but over the long-term, I think the internet is going to grow. Let me give you an example: we have been in the retail real estate business, that’s how I got started, and we did, we ran one of the most successful REITs in shopping centers with very high sales per foot. In 2000, we decided to sell that company because we were nervous about the internet. For the first few years, we thought maybe we made a mistake, even though our shareholders had a very high return. But after a few years, we’ve suddenly realized that we made a right decision and that’s even more clear now. The internet is very powerful and having internet casinos and sport betting, I think is a great growth industry, and we’re very enthusiastic about it. Our revenue is growing enormously fast.

Leslie Picker, CNBC:

Perhaps one area that the internet cannot replace is hospitality and tourism. You own the Four Seasons and the Ritz-Carlton in Chicago. The Ritz operating I understand at about a 25 percent capacity, Four Seasons still shut down. What do you see the outlook for, for the hospitality industry, when do you see tourism really coming back to levels we saw perhaps last year?

Neil Bluhm, Rush Street Interactive:

Well, we’re going to have to have a vaccine, and people are going to feel comfortable to start flying and traveling. Now, the hospitality industry is getting crushed now, but I think the first properties it will do better will be the resorts because people will want to travel and have fun again, and everybody is, you know, looking forward to that. The business hotels will be slower to come back because you have a real question of whether you have to travel as much in business as opposed to doing things on the internet. But long-term, that’ll come back, but today, the industry is in enormous distress, and there may well be some opportunistic opportunities over the next year or two.

Leslie Picker, CNBC:

So are you putting money to work, then?

Neil Bluhm, Rush Street Interactive:

We haven’t yet, but we will start to. We are developing some major office buildings and that market has held up much better. There’s a very interesting dynamic. Do you think there’s going to be more demand for office buildings because the tenants want more space, or do you think there will be less because they won’t need as much space because some of the employees will be working from home? I think it will be a bit of both, but the good office buildings are doing good, but the ones with weaker tenants are suffering because their tenants going bust or not paying their rent or even moving out. But we have major buildings in Century City, we’re planning on building a new one, and we’re at 98 percent occupancy and our tenants are all paying, but those are mainly major companies so they’re very financially strong.

David Faber, CNBC:

Yeah. I just wonder on that front, can you really expect there to be growth and a need for space? I mean, you just said the debate, right? We don’t know what percentage of a company’s employees will remain remote when things get back to normal because they see the productivity, they see the ability to save some money coupled with, oh, maybe people want to be further away. Where do you come down Neil, on that?

Neil Bluhm, Rush Street Interactive:

Well, it depends on the market. The market I mentioned, Century City, is very tight, so we think that we will find new tenants. Now, we just signed a lease for a new building that we’re developing in Atlanta for 300,000 feet because the company’s in the tech business expanding very rapidly, and they needed to move because they needed more space and a new building. So we’re building a 450,000 square foot building and we have a very financially strong lead tenant for over 300,000 feet. So again, not every market and not every building is the same. But real estate is not a fad, and long-term it will be a good business, but it’s going through bumpy difficult times now.

Leslie Picker, CNBC:

Outside of real estate and online gaming circles, you’re well-known as a donor to the democratic party. You’ve supported President Barack Obama in the past, Vice President Joe Biden. As we look ahead over the next couple weeks toward the election, what would you think a Biden presidency might mean for real estate, for online gaming? What are you looking for in November?

Neil Bluhm, Rush Street Interactive:

Well, let me start out by saying that I’m a great believer in America. Never sell America short. So whoever the president is, long-term I think this country will prosper. I think that the Biden presidency will be more moderate than some people think ‘cause he has been a moderate. He will raise some taxes, but I don’t think it will be excessive, and I think that the country will prosper with Joe Biden as the president.

Leslie Picker, CNBC:

All right, we will see what happens, just weeks away now. Neil Bluhm, thank you so much for joining us in a rare interview, nice to hear from you.

***

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about RSI, the Company and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Registration Statement on Form S-1, which was filed by the Company with the SEC on January 31, 2020 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

RSI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the proposed Business Combination when available.

Forward-Looking Statements

This Schedule 14A includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and RSI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and RSI’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and RSI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and RSI following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of the Company, certain regulatory approvals or satisfy other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on RSI’s business and/or the ability of the parties to complete the Business Combination; (6) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on the New York Stock Exchange following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that RSI or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Schedule 14A shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Schedule 14A shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.